Comtex Scientific Corporation
                    4900 Seminary Road, Suite 800
                     Alexandria, Virginia  22311


                         October 28, 1999
Dear Fellow Shareholders:

     You are cordially invited to attend Comtex Scientific
Corporation's Annual Meeting of Shareholders to be held on December 2, 1999 at 11:00 a.m. local time at the Courtyard by Marriott, 2700 Eisenhower Avenue, Alexandria, Virginia.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) election of the Company's Board of Directors; (ii) approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company to "Comtex News Network, Inc."; (iii) approval of an amendment to the Company's 1995 Stock Option Plan; (iv) ratification of the appointment of Ernst & Young LLP as the Company's independent accountants; and (v ) any other business as may properly come before the meeting. In addition, we will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

     Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is important and would be appreciated.

                    Sincerely,

                    [INSERT SIGNATURE]


                    C.W. Gilluly, Ed.D.
                    Chairman

                    [INSERT SIGNATURE]


                    Charles W. Terry
                    President and
                    Chief Executive Officer

YOUR VOTE IS IMPORTANT

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR VOTE WILL BE COUNTED. YOU MAY VOTE IN PERSON IF YOU SO DESIRE EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

     IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE
FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR
YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR SHARES ON THE
ENCLOSED CARD.

                    Comtex Scientific Corporation

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           DECEMBER 2, 1999

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Comtex Scientific Corporation, a New York corporation (the "Company"), is scheduled to be held on December 2, 1999 at 11:00 a.m., local time, at the Courtyard by Marriott located at 2700 Eisenhower Avenue, Alexandria, Virginia for the following purposes:


     1. To elect five directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

     2. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to "Comtex News Network, Inc.";

     3. To approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance by an additional 1,000,000 shares of Common Stock, as adopted by the Company's Board of Directors (the "Board") on September 13, 1999;

     4. To ratify the selection of Ernst & Young LLP as independent accountants for the Company for fiscal 2000; and

     5. To transact such other business as may properly come before the meeting and any adjournment thereof.


     Only shareholders of record at the close of business on October 22, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                    FOR THE BOARD OF DIRECTORS

                    [INSERT SIGNATURE]

                    S. Amber Gordon
                    Corporate Secretary


Alexandria, Virginia
October 28, 1999

                    Comtex Scientific Corporation

                           PROXY STATEMENT


GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share of Comtex Scientific Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders to be held on December 2, 1999 at 11:00 a.m. local time at the Courtyard by Marriott, 2700 Eisenhower Avenue, Alexandria, Virginia, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about November 4, 1999 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of each of the nominees for director listed under Election of Directors below, and to approve Proposals No. 2, 3 and 4 as set forth in the accompanying Notice of Annual Meeting of Shareholders and, in accordance with their best judgment, on any other matters which may properly come before the Annual Meeting.

RECORD DATE AND VOTING RIGHTS

     Only shareholders of record at the close of business on October 22, 1999 are entitled to notice of and to vote at the Annual Meeting. As of October 22, 1999, __________ shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly
come before the Annual Meeting.   The holders of a majority of
the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

      Proposal No. 2, the proposed amendment to the Company's Certificate of Incorporation to change the Company's name, requires the approval of the holders of a majority of all votes entitled to be cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares voted against proposal 2 and will be included in calculating the number of votes necessary for approval of proposal 2. Proposals No. 3 and 4, the proposed amendment of the Company's 1995 Stock Option Plan and the ratification of Ernst & Young LLP as the Company's independent accountants, require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such proposals.

     All other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast as the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of October
22, 1999 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock,
(ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Comtex Scientific Corporation, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. The shares shown as beneficially owned by Dr. Gilluly include certain options, the exercise of which could result in a change in control of the Company. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."

Name and Address of       Amount and Nature of      Percentage
 Beneficial Owner       Beneficial Ownership <F1>   of Class

AMASYS Corporation           4,693,940 <F2>                ___%
4900 Seminary Road,
St. 800
Alexandria, VA  22311

C.W. Gilluly, Chairman       4,523,506 <F3>                ___%

Erik Hendricks, Director        34,900 <F4>                 *

Robert A. Nigro, Director       99,142 <F4>                ___%

John D. Sanders,                42,400 <F5>                ___%
Ph.D., Director

Charles W. Terry,              882,008 <F6>                ___%
Director, President
and Chief Executive Officer

Deborah W. Ikins,              185,225 <F7>                ___%
Executive Vice President

All Directors and            6,049,706 <F8>               ____%
Executive Officers as
a group
(10 Persons)

* Less than 1%.

<F1> Beneficial ownership is direct unless otherwise indicated.

<F2> Includes 2,540,503 shares of the Company's Common Stock which may be acquired by Dr. Gilluly and his wife, Marny (the "Gillulys"), pursuant to a Stock Option Agreement among AMASYS, Pacific Telecommunications Systems, Inc., a wholly owned subsidiary of AMASYS ("PTSI"), and the Gillulys. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."

<F3> Includes 1,783,003 shares which may be acquired pursuant to a Stock Option Agreement between the Company and the Gillulys. Also includes 200,000 shares which may be acquired by Dr. Gilluly upon the exercise of vested options granted under the Comtex Scientific Corporation 1995 Stock Option Plan.

<F4> Includes 34,900 shares which may be acquired upon the exercise of vested options granted under the
     Comtex Scientific Corporation 1995 Stock Option Plan.

<F5> Includes 9,900 shares which may be acquired upon the exercise of vested options granted under the Comtex Scientific
     Corporation 1995 Stock Option Plan.

<F6> Includes 629,508 shares which may be acquired upon the
     exercise of vested options granted under the Comtex Scientific Corporation 1995 Stock Option Plan; 225,500 which may be acquired upon the exercise of vested options granted per a transfer by Dr. Gilluly of options held by Dr. Gilluly that were previously granted by Comtex; 10,000 shares held by Mr. Terry's children under the Uniform Gifts to Minors Act; 5,000 shares held by Mr. Terry's mother, as to which Mr. Terry holds dispositive power; and 12,000 shares held by Mr. Terry's wife, as to which he disclaims beneficial ownership.

<F7> Includes 174,600 shares which may be acquired upon the
     exercise of vested options granted under the Comtex Scientific Corporation 1995 Stock Option Plan and 3,500 which may be acquired upon the exercise of vested options granted per a transfer by Dr. Gilluly of options held by Dr. Gilluly that were previously granted by Comtex.

<F8> Includes 162,600 shares not reported in Notes (3) through (8), above, which may be acquired upon the exercise of vested options granted under the Comtex Scientific Corporation 1995 Stock Option Plan and 3,500 shares which may be acquired upon the exercise of vested options granted per a transfer by Dr. Gilluly of options held by Dr. Gilluly that were previously granted by Comtex

                            PROPOSAL NO. 1

                        ELECTION OF DIRECTORS

     Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The names of the nominees and certain other information
about them are set forth below:
                                    DIRECTOR
NOMINEE                  AGE        SINCE      OFFICE HELD WITH COMPANY
C.W. Gilluly, Ed.D.      53           1992       Chairman of the Board
Erik Hendricks           55           1991       Director
Robert Nigro             50           1991       Director
Charles W. Terry         48           1994       President, Chief Executive Officer
                                                 and Director
John D. Sanders, Ph.D.   61           1998       Director


     C.W. GILLULY, Ed.D., has served as Chairman of the Board of the Company since June 1992. Dr. Gilluly served as President of the Company from June 1992 until May 1993, and as Chief Executive Officer from June 1992 until September 1997. Dr. Gilluly has served as Chairman of the Board and President of AMASYS and its predecessor, Infotechnology, Inc., since June 1992. AMASYS holds 4,693,940 (approximately ____%) of the issued and outstanding shares of the Company. 2,540,503 shares of the Company's Common Stock owned by AMASYS are subject to option by Dr. Gilluly. Dr. Gilluly and his spouse (the "Gillulys") also directly own options to acquire an additional 1,783,003 shares of the Company's Common
Stock.   See "Executive Compensation - Board of Directors
Interlocks and Insider Participation."    Dr. Gilluly also is Chief
Executive Officer and Chairman of the Board of Hadron, Inc., a corporation that provides technology solutions to government and commercial clients.

     ERIK HENDRICKS has served as a director of the Company since
1991. Since 1979 he has served as the Executive Director and Chief Operating Officer of the Pennsylvania Society for the Prevention of Cruelty to Animals, a non-profit humane society.

     ROBERT A. NIGRO has served as a director of the Company since 1991. Mr. Nigro is an investment banker who specializes in corporate development and turnarounds. In April 1995, Mr. Nigro became Chief Executive Officer of SEI Capital AG. He joined SEI Investments Company, as Senior Vice President in November 1993. From 1991 to 1993, Mr. Nigro was Chairman and Chief Executive Officer of the National Abandoned Property Processing Company. Mr. Nigro was associated with the First Boston Corporation in various capacities from 1976 to 1990 including serving as Managing Director in the New York and Atlanta offices. Mr. Nigro also serves as a director of AMASYS.

     CHARLES W. TERRY was appointed President of the Company in August 1994 and director in December 1994. Mr. Terry was appointed
Chief Executive Officer in September 1997.   From August 1992 until
he joined the Company, Mr. Terry was President of Corporate Cost Management, Inc., an organization specializing in cost management and decisions support software for the healthcare industry. From March 1992 to August 1992, Mr. Terry served as Vice President of Sales and Marketing for Health Payment Review, Inc., a corporation specializing in containment software for health insurance and managed care companies. From 1977 to 1991, Mr. Terry held various key leadership posts in the fields of development, sales, marketing and general management at CompuServe, a leading provider of computer-based information and communication services.

     JOHN D. SANDERS, Ph.D., serves as a business consultant to emerging technology companies. He was Chairman and Chief Executive Officer of TechNews, Inc., publisher of Washington Technology newspaper, from 1988 to 1996, prior to its sale to The Washington Post Company. In addition, Dr. Sanders has been a Registered Representative of Wachtel & Co., Inc., a Washington D.C.-based stock brokerage firm, since 1968. Dr. Sanders serves on the boards of ITC Learning Corporation, Sensys Technologies, Inc. and Hadron, Inc.

EXECUTIVE OFFICERS
     The following table contains information as of October 22, 1999 as to the executive officers of the Company who are not also directors of the Company:

        Officer              Office Held
       Name                  Since      With Company
       Deborah W. Ikins      1996       Executive Vice President

       Thomas E. Christian   1996       Vice President and
                                        Chief Information Officer

       Aaron N. Daniels      1999       Vice President, Finance &
                                        Administration and Chief
                                        Financial Officer

       Sheri Robey-Lapan     1999       Vice President, Marketing
                                        and Corporate Strategy

       S. Amber Gordon       1996       Corporate Secretary

       DEBORAH W. IKINS (42) was appointed Executive Vice
President in May 1999. Ms. Ikins joined the Company in 1993 and was appointed Vice President of Sales in December 1996. From 1991 until 1993, Ms. Ikins was with Micro Research Industries, a division of Telecommunications Industries, Inc., in various sales and customer service management positions. Prior to Micro Research, Ms. Ikins served in customer service management positions with Basis, Inc., a financial database management company.

       THOMAS E. CHRISTIAN (39) joined the Company as Vice President and Chief Information Officer in December 1996. From 1994 through 1996, Mr. Christian was the Director of Management and Marketing Information Systems for the National Association of Broadcasters, and from 1990 through 1994, he worked in various technical management positions for the American Red Cross.

       AARON N. DANIELS (38) was appointed Vice President, Finance & Administration and Chief Financial Officer of the Company in July 1999. From 1994 through 1999, Mr. Daniels was with The Washington Post Company, first managing financial reporting activities then as Vice President and Treasurer and Chief Financial Officer of Legi-Slate, a wholly owned subsidiary. Mr. Daniels also worked for the Lafarge Corporation and Pricewaterhouse Coopers.

       SHERI ROBEY-LAPAN (36) was appointed Vice President of
Marketing and Corporate Strategy in October 1999.  From 1995
through October 1999, Ms. Lapan was the Vice President of Marketing and Communications of the Software and Information Industry
Association (SIIA).   Prior to SIIA, Ms. Lapan had a variety of
Marketing positions with publishers including Online Access magazine and Telephony Magazines.

       S. AMBER GORDON (45) was appointed Corporate Secretary of
the Company in May 1996.  Ms. Gordon also serves as Executive Vice
President and Corporate Secretary of Hadron, Inc.   Since 1995, Ms.
Gordon has been President of S.A. Gordon Enterprises, Inc., a consulting company specializing in corporate financial communications, through which she is compensated for her services as Corporate Secretary.

     There are no family relationships among the directors or executive officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held a total of 4 meetings during the Company's fiscal year ended June 30, 1999. Each director attended in person or telephonically all of the meetings held by the Board of Directors.

     During fiscal year 1999, the Board of Directors' Audit Committee was comprised of Messrs. Hendricks, Nigro and Sanders. The Audit Committee recommends engagement of the Company's independent auditors, is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls and has general responsibility in connection with related matters. The Audit Committee met one time during fiscal 1999.

     The Compensation Committee of the Board of Directors (the "Compensation Committee"), which held 3 meetings in fiscal 1999, is comprised of Messrs. Hendricks, Nigro and Sanders. The Compensation Committee evaluates management's recommendations and makes its own recommendations to the Board of Directors concerning the compensation of the Company's executive officers. It is also responsible for the formulation of the Company's executive compensation policy and the research, analysis and subsequent recommendation regarding the administration of the Company's 1995 Stock Option Plan.

     The Board of Directors does not have a Nominating Committee or an Executive Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
THE DIRECTORS NAMED ON THE ENCLOSED PROXY.


                            PROPOSAL NO. 2

            AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                TO CHANGE THE NAME OF THE COMPANY


     On September 13, 1999, the Board of Directors of the Company unanimously approved an amendment to Article 1 of the Company's Certificate of Incorporation (the "Certificate of Incorporation") to change the name of the Company from "Comtex Scientific Corporation" to "Comtex News Network, Inc." In connection therewith, the following resolution will be introduced at the Annual Meeting:

     RESOLVED, that Article 1 of the Certificate of Incorporation, as restated as of the date hereof, is amended to read in its entirety as follows:

     1.   The name of the corporation is Comtex News Network, Inc.

     The Board of Directors recommends that shareholders approve the proposed amendment to the Company's Certificate of Incorporation because it considers the proposal to be in the best interests of the Company and its shareholders. The Board of Directors believes that it is appropriate for the Company to change its name in order to better reflect the Company's position in the marketplace.

     The proposed amendment to the Certificate of Incorporation to change the Company's name will require the approval of a majority of the outstanding shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NAME CHANGE
PROPOSAL.

                            PROPOSAL NO. 3

              AMENDMENT TO THE 1995 STOCK OPTION PLAN

     On September 13, 1999, the Board of Directors adopted, subject to shareholder approval, an amendment to the Comtex Scientific Corporation 1995 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 2,400,000 to 3,400,000. At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1995 Stock Option Plan.


DESCRIPTION OF THE 1995 STOCK OPTION PLAN

     The 1995 Stock Option Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified stock options, to purchase (as proposed to be amended) an aggregate of up to 3,400,000 shares of Common Stock. The 1995 Stock Option Plan permits the grant of options to key employees, consultants and directors of the Company.

     The 1995 Stock Option Plan is administered by the Compensation Committee consisting of directors Hendricks, Nigro and Sanders. Each of the members of the Committee is a "disinterested" person for purposes of Rule 16b-3. Subject to the provisions of the 1995 Stock Option Plan, the Compensation Committee has full and final authority to select the participants to whom awards are to be granted thereunder, to grant such awards and to determine the terms and conditions of such awards, including vesting and exercise price. The 1995 Stock Option Plan also provides that the Compensation Committee may accelerate the time at which all or a portion of an optionee's options may be exercised in the event of a change in control of the Company.

     Each option is evidenced by a written agreement in a form approved by the Compensation Committee. Options granted under the 1995 Stock Option Plan generally are not transferable by the optionee other than by will or by the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only by the optionee. Key employees, including employee directors, and consultants of the Company or any of its subsidiaries are eligible to be considered for the grant of awards under the 1995 Stock Option Plan.

     Under the 1995 Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who are 10% shareholders). The exercise price of a non-qualified stock option must be not less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option may not exceed ten years (five years in the case of an incentive stock option granted to a 10% shareholder).

     Each non-employee director elected or appointed to the Board of Directors automatically receives on the date of his or her first initial appointment to the Company's Board of Directors, an option to purchase 10,000 shares of the Company's Common Stock (the "Initial Option") at a per share exercise price equal to the fair market value of the Common Stock on the initial grant date. Furthermore, each non-employee Director automatically receives on each anniversary of his initial election or appointment to the Company's Board of Directors or, in the case of current directors each anniversary of the date the 1995 Stock Option Plan was adopted by the Board of Directors, an option to purchase 10,000 shares of the Company's Common Stock exercisable at a per share value equal to the fair market value for the Common Stock on the applicable additional grant date to the extent that options remain available under the 1995 Stock Option Plan. Subject to acceleration upon the occurrence of certain prescribed events, such options become exercisable as to one-third upon the date of grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant. Each option terminates, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of grant and (ii) ninety days after the cessation of the optionee's service as a member of the Board of Directors (to the extent vested upon the date of such cessation).

     The Board of Directors may alter, amend, suspend or terminate the 1995 Stock Option Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to the 1995 Stock Option Plan or of any of his rights under such option. Provisions related to automatic grants of options to non-employee directors may not (with limited exceptions) be amended more frequently than once every six months and no amendment to such provisions, unless approved by the shareholders of the Company, shall become effective earlier than six months after Board of Directors' approval. Except as provided in the 1995 Stock Option Plan, no amendment by the Board of Directors, unless taken with the approval of the shareholders may
(i) materially increase the benefits accruing to participants under the 1995 Stock Option Plan, (ii) materially increase the number of securities which may be issued under the 1995 Stock Option Plan or
(iii) materially modify the requirements as to eligibility for participation in the 1995 Stock Option Plan.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMTEX SCIENTIFIC CORPORATION 1995 STOCK OPTION PLAN.

                            PROPOSAL NO. 4
              RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors has appointed the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent accountants for the fiscal year ending June 30, 2000. Although action by the shareholders in this matter is not required, the Board of Directors believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent accountants in maintaining the integrity of Company financial controls and reporting.

     A representative of Ernst & Young is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR
FISCAL YEAR 2000.



                       EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
                     The following table sets forth information concerning all compensation paid by the Company to its Chief
Executive Officer, President and the other executive officer of the Company who received total salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1999:


                             Annual Compensation           Long-Term
                                                          Compensation
                                                             Awards
Name and                Fiscal                            Stock Options      All Other
Principal Position       Year    Salary($)      Bonus($)      Granted       Compensation
C.W. Gilluly <F1>
Chairman                  1999      $61,553         -          -                 -
                          1998      $56,082         -          -                 -
                          1997      $49,504         -          -                 -

Charles W. Terry <F2>     1999      $154,897     $103,851    736,500<F5>         -
President and             1998      $141,854     $ 77,012     70,000<F4>         -
Chief ExecutiveOfficer    1997      $133,375     $ 84,115    127,175<F4>         -

Deborah W. Ikins <F3>     1999      $128,295<F7> $  11,205    95,500<F6>         -
Executive Vice President  1998      $114,611<F7> $  11,205    33,000<F4>         -
                          1997      $ 87,326<F7> $   6,250    80,000<F4>         -

<F1> Dr. Gilluly served as President of the Company until May 1993 and continues to serve the Company as its Chairman. He served as Chief Executive Officer from June 1992 to September 1997. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."

<F2> Mr. Terry was appointed President of the Company in August,
     1994.  He was appointed Chief Executive Officer in September
     1997.

<F3> Ms. Ikins was appointed Executive Vice President in May, 1999.

<F4> Options granted pursuant to the Company's 1995 Stock Option
     Plan.  See "Executive Compensation - Stock Option Grants."

<F5> Includes 60,000 shares which were granted pursuant to the
     Company's 1995 Stock Option Plan and 676,500 shares which were granted pursuant to a transfer by Dr. Gilluly of options held by Dr. Gilluly that were previously granted by Comtex.

<F6> Includes 85,000 shares which were granted pursuant to the
     Company's 1995 Stock Option Plan and
     10,500 shares which were granted pursuant to a transfer by Dr. Gilluly of options held by Dr. Gilluly that were previously granted by Comtex.

<F7> In fiscal years 1999, 1998 and 1997, Ms. Ikins earned base salaries of $95,025, $81,923 and $68,096, respectively. She earned commissions of $33,270, $32,688 and $19,230 respectively in fiscal years 1999, 1998 and 1997, based on the Company's achieving or exceeding certain targeted revenue goals.


                         STOCK OPTION GRANTS

     The following table provides details regarding all stock options granted to the named executive officers during the fiscal year ended June 30, 1999.

                  OPTION GRANTS IN FISCAL YEAR 1999

                      Number of              % of Total Options
                     Shares Underlying      Granted to Employees     Exercise   Expiration
Name                Options Granted (#)        in Fiscal Year         Price        Date
-------------       -------------------     --------------------     --------   ----------


C.W. Gilluly               -                          -                   -           -

Charles W. Terry            60,000 <F2>               16.3%              $ .36      09/15/2008
                           676,500 <F3>               <F3>               $ .10      02/20/2002

Deborah W. Ikins            35,000 <F2>                9.5%              $ .36      09/15/2008
                            50,000 <F2>               13.5%              $2.22      05/07/2009
                            10,500 <F3>                <F3>              $ .10      02/20/2002

<F2> Options vest one-third upon the date of grant, and one-third each on the first and second anniversaries of the date of grant, and expire 10 years after the grant date. The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after termination of employment to the extent vested at that time.

<F3> Represents shares underlying options previously issued to Dr. Gilluly outside of the Company's Stock Option Plan which Dr. Gilluly transferred to certain employees of the Company during the year independent of grants by the Company of options under the Company's Stock Option Plan. These options vest upon the Company's reaching certain revenue goals.



                               Potential
                        Realizable Value at Assumed
                        Annual Rates of Stock Price
                      Appreciation for Option Term <F1>
                     ---------------------------------
                           5%                 10%
                     -----------          -----------
C.W. Gilluly               -                    -

Charles W. Terry      $   5,968           $   34,424
                      $  18,690           $  107,816

Deborah W. Ikins      $   3,481           $   20,081
                      $  30,667           $  176,905
                      $     290           $    1,673

<F1> Amounts represent hypothetical gains that could be achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation in the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise. The Company does not believe this method accurately illustrates the potential value of a stock option.

YEAR-END OPTION VALUES

     The following table sets forth certain information regarding the value of unexercised options held by the named executive officers as of June 30, 1999.

                    FISCAL YEAR-END OPTION VALUES

                            Number of Shares               Value of Unexercised
                        Underlying Unexercised             In-the-Money Options
                       Options at June 30, 1999             at June 30, 1999 <F1>
                  -------------------------------      ------------------------------
Name                Exercisable     Unexercisable      Exercisable      Unexercisable
----              -------------     -------------      -----------      -------------

C.W. Gilluly         1,983,003           -              $ 3,886,686           -
Charles W. Terry       811,400         515,000          $ 1,568,256        $  995,992
Deborah W. Ikins       150,050         30,450           $   280,835        $   53,585


<F1>  Represents the difference between the exercise price of the outstanding options and the closing bid price of the Common Stock on June 30, 1999, which was $2.06 per share. Options that have an exercise price greater than the fiscal year-end market value are not included in the value calculation.


STOCK OPTION PLAN

 In October 1995, the Board of Directors approved the Comtex
Scientific Corporation 1995 Stock Option Plan, which was approved by shareholders in December 1995. The Plan provides for the issuance of incentive stock options within the meaning of Section
422 of the Internal Revenue Code and non-qualified stock options in order to recruit and retain key employees.

COMPENSATION OF DIRECTORS

 During fiscal year 1999, the Company's directors were reimbursed for travel expenses in connection with attendance at Board of Directors' meetings. Non-employee directors of the Company also received a fee of $400 for each Board of Directors' meeting attended. Employee directors did not receive additional compensation for Board of Directors' meeting attendance. The Company's directors did not receive any compensation for special assignments during fiscal year 1999.

EMPLOYMENT AGREEMENTS

 The Company has an employment contract with Mr. Terry, who was appointed President of the Company in August, 1994. Under the terms of an agreement dated October 1, 1998, Mr. Terry is employed for a one-year period, subject to renewal at the Company's discretion, for two additional one-year terms. The agreement provides that Mr. Terry is to be paid an initial base salary of $160,545, subject to annual increases in salary commensurate with annual increases awarded to other executive officers of the Company. Mr. Terry is entitled to receive six months severance pay in the event the Company terminates his employment or determines not to renew his employment agreement, unless his termination is for reasons of gross negligence, willful misconduct, the commission
of a felony, or a crime of moral turpitude.   Mr. Terry is eligible
to receive a bonus based upon the achievement of specified annual gross revenue and net income goals, and to participate in the Company's Stock Option Plan.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

 General. The Company believes its compensation policies are designed to provide competitive levels of compensation that integrate salary with the Company's annual and long-term quantitative and qualitative performance factors, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

 The Company establishes compensation based on both objective and subjective criteria. Objective criteria include actual versus target annual operating budget performance and actual versus target revenue growth, either as to the Company as a whole, or as to the officer's particular operating unit. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken.

 The Company also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interests in the enhancement of shareholder value and therefore uses its Stock Option and Stock Purchase Plans to recruit and retain senior management.

 In addition to the amounts described above, Dr. Sanders also provides consulting to the Company on business and financial matters for which he receives a monthly retainer of $2,500.

1999 COMPENSATION FOR THE CHAIRMAN

 Dr. Gilluly, the Company's Chairman, served as Chief Executive Officer until September 1997, and received $61,553 for his services during fiscal 1999. In 1998 and 1997, Dr. Gilluly received $56,082 and $49,504 for his services, respectively. The Company has agreed to compensate Dr. Gilluly for his continuing services as Chairman, at the rate of $60,500 for fiscal 2000. Dr. Gilluly does not have an employment agreement or severance agreement with the Company.
In 1995, the Committee granted Dr. Gilluly non-qualified stock options, which are now fully vested, under the 1995 Stock Option Plan to purchase a total of 200,000 shares of the Company's Common Stock at the market price on the date of grant. No subsequent grants of options have been made to Dr. Gilluly.

1999 COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

   Mr. Terry was appointed President of the Company in August 1994 and was appointed Chief Executive Officer in September, 1997. In October, 1998, the Company and Mr. Terry renewed a 1994 agreement regarding the terms of Mr. Terry's employment. Mr. Terry's employment agreement is described in "Executive Compensation - Employment Agreements," above. Mr. Terry's compensation during fiscal year 1999 was determined by the terms of his earlier employment agreement. The Compensation Committee believes that Mr. Terry's employment agreement follows the Company's compensation goals and bases his compensation upon both objective quantitative performance factors (a bonus based upon his meeting annual gross revenue and net income goals) and other non-performance based elements (a base annual salary).


      SUBMITTED BY THE COMPENSATION COMMITTEE

           Erik Hendricks
           Robert A. Nigro
           John D. Sanders, Ph.D.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

   General.   Dr. Gilluly serves as Chairman of the Board of the
Company.  Dr. Gilluly also serves as Chairman and Chief Executive
Officer of AMASYS, the Company's majority (approximately ____%) shareholder.

   Dr. Gilluly is also Chairman and Chief Executive Officer of
Hadron, Inc., of which AMASYS owns approximately ___% of the outstanding shares. During fiscal year 1999, the following related party transactions occurred.

Corporate Services Provided by/to Hadron, Inc.

     During fiscal 1999, the Company contracted with Hadron, Inc. for corporate and shareholder services. Charges for such services were based on time and material expended by Hadron personnel in providing such services and amounted to approximately $20,000 for the fiscal year ended June 30, 1999.
Administrative Services Provided by/to AMASYS Corporation.

     The Company performed certain general and administrative services for AMASYS for which the Company billed AMASYS approximately $200 during the fiscal year ended June 30, 1999.

Note Payable to AMASYS

  At the end of the year, the Company executed an amended Note
Payable to Affiliate with AMASYS to incorporate outstanding interest of approximately $254,000 into the principal amount of the note payable to AMASYS.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain relationships and related transactions involving directors of the Company and certain other entities are described in "Executive Compensation - Board of Directors Interlocks and Insider Participation."

                          PERFORMANCE GRAPH

  Applicable federal securities laws require the Company to present in this Proxy Statement a five-year performance graph comparing the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of peer issuers or certain other benchmarks. Trading of the Company's Common Stock, from the time it was delisted from the Nasdaq Stock Market through December 1998, was very limited. The Company believes the low trading volume of the Company's Common Stock during fiscal years 1995 through 1998, and lack of reliable information regarding such trading in fiscal years 1995 through 1996, make any performance graph based on information available to the Company potentially misleading. The Company therefore has omitted the performance graph from this Proxy Statement.

                    COMPLIANCE WITH SECTION 16(A)
                OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year beginning July 1, 1998 and ended June 30, 1999, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with in a timely manner.

SHAREHOLDER PROPOSALS
  Proposals of shareholders of the Company that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than July 10, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                            ANNUAL REPORT

   A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

   The Company will furnish any exhibit described in the list accompanying the 1999 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive offices, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, Attention: Corporate Secretary.


                            OTHER MATTERS
  The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                  By Order of the Board of Directors

                  [INSERT SIGNATURE]

                  S. Amber Gordon
                  Corporate Secretary


Date: October 28, 1999